UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 31, 2011 ( March 30, 2011)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

No. 14 East Hushan Road,
Tai'an City, Shandong, 271000
People's Republic of China
(Address of Principal Executive Offices)

86-538 -620-2306
Registrant's telephone number, including area code

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.02: NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     On March 30, 2011, the management and the Audit Committee (the “Audit Committee”) of China Biologic Products, Inc. (the “Company”) determined that the Company’s previously issued financial statements for the year ended December 31, 2009 (the “2009 Financial Statements”), and its unaudited financial statements for the periods ended March 31, 2009, June 30, 2009, September 30, 2009, March 31, 2010, June 30, 2010 and September 30, 2010 (together with the 2009 Financial Statements, the “Prior Financial Statements”) should not be relied upon. In addition, the Company’s prior related earnings and news releases and similar communications should no longer be relied upon to the extent they relate to the Prior Financial Statements.

     During the year-end closing process for fiscal year 2010 and in the course of preparing the Company’s consolidated financial statements to be included in the Company’s annual report on Form 10-K for the year ended December 31, 2010, management identified misstatements in the application of certain accounting practices and procedures, including (i) valuation of fair value callable feature embedded in warrants issued on July 19, 2006 (the “2006 Warrants”) and (ii) recognition of deferred tax liabilities upon the acquisition of Guiyang Dalin Biologic Technologies Co., Ltd. in 2009 (the “Dalin Acquisition”).

     We expect that the restatement will not have an effect on the Company’s liquidity, cash resources, or future business operations because they are all noncash adjustments. The Company intends to promptly file amendments to its periodic reports described above that have previously been filed with the SEC to reflect the matters discussed in this Item 4.02.

Recognition of fair value of the callable feature of the 2006 Warrants

     In 2006, the Company issued 1,070,000 warrants to certain accredited investors. Under the 2006 Warrants, upon the satisfaction of certain requirements, the Company may, in its sole discretion, elect to require holders of the 2006 Warrants to exercise up to all of the unexercised portion of the 2006 Warrants (the “Callable Feature”). The Company inadvertently omitted the fair value of the Callable Features embedded in the 2006 Warrants when reclassifying the fair value of the 2006 Warrants from equity to derivative liabilities as of January 1, 2009. In addition, the Company inadvertently omitted recognizing the impact of fair value change arising from the Callable Feature in estimating the fair value of the 2006 Warrants during 2009. The primary effect of such recognition of fair value of the Callable Feature on the 2009 Financial Statements will be as follow:

  the retained earnings and additional paid-in capital will each increase by $535,615 and $138,160; and the derivative liabilities will decrease by $673,775 as of January 1, 2009;

  the loss of change in fair value of derivative liabilities during the year ended December 31, 2009 will decrease by $710,861; the retained earnings will increase by $1,246,476 and additional paid-in capital will decrease by $1,246,476 as of December 31, 2009.

Recognition of deferred tax liabilities upon the Dalin Acquisition

     In connection with the Dalin Acquisition, the Company misinterpreted the U.S. Generally Accepted Accounting Principals regarding recognition of deferred tax liabilities for the differences between the assigned values and the tax bases of the intangible assets and certain property, plant and equipment acquired in the Dalin Acquisition in accordance with ASC Topic 740, Income Taxes. In addition, during the year ended December 31, 2009, the Company also should have recorded deferred tax benefit representing the tax effect of the amortization of intangible assets and the depreciation of property, plant and equipment acquired in Dalin Acquisition for the year ended December 31, 2009. The primary effect of such recognition of deferred tax liabilities on the 2009 Financial Statements will be as follow:

  the company will recognize a deferred tax liabilities of $4,749,099 with a corresponding increase in goodwill of $4,749,099 as of January 1, 2009;

  the goodwill, deferred tax liabilities, retained earnings, noncontrolling interest and accumulated other comprehensive income of the Company will each increase by $4,775,139, $4,275,295, $232,368, $267,333 and $143 as of December 31, 2009.

     The Audit Committee has discussed the matters disclosed in this Form 8-K with KPMG, the Company’s current independent registered public accounting firm since December 22, 2010. The Company chief executive officer and chief financial officer have discussed the matters disclosed in this Form 8-K with Frazer Frost, LLP, the Company’s previous independent registered public accounting firm.

Forward-Looking Statements

     When used in this Form 8-K, in future filings with the SEC, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “ are expect to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer